Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Retalix Holdings, Inc.
Plano, Texas

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3/A (file no. 333-110681) for Retalix Ltd., of our report dated February 5, 2002, relating to the financial statements of Retalix USA, Inc., appearing in the Company’s Annual Report on Form 20-F/A as of and for the year ended December 31, 2002.

/s/ Nation Smith Hermes Diamond

San Diego, California
March 23, 2004